[Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

October 26, 2006

Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036
Re:	Old Mutual Advisor Funds

Ladies and Gentlemen:

We have acted as counsel to you in connection with the registration of an indefinite number of Initial Class and Service Class shares of beneficial interest, par value $0.001 per share (the “Shares”), of each of Old Mutual VA Asset Allocation Conservative Portfolio, Old Mutual VA Asset Allocation Balanced Portfolio, Old Mutual VA Asset Allocation Moderate Growth Portfolio, Old Mutual VA Asset Allocation Growth Portfolio, Old Mutual Analytic VA Defensive Equity Portfolio, and Old Mutual Analytic VA Global Defensive Equity Portfolio, series portfolios of Old Mutual Advisor Funds (the “Trust”), a statutory trust formed under the Delaware Statutory Trust Act (each a “Fund” and, collectively, the “Funds”). We understand that you will rely upon our opinion with respect to matters covered in this opinion in giving your opinion in connection with the filing of Post Effective Amendment No. 24 to the Registration Statement on Form N-1A (File Nos. 333-116057, 811-21587) (the “Registration Statement”), filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended.

In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i)  drafts of the prospectuses for the Funds, which you have advised us are substantially in the form of prospectuses to be filed as part of the Registration Statement (the “Prospectuses”); (ii) the Agreement and Declaration of Trust of the Trust, as currently in effect (the “Declaration of Trust”); (iii) the By-Laws of the Trust, as currently in effect; (iv) the Certificate of Trust of the Trust, certified by the Secretary of State of the State of Delaware as of October 25, 2006; (v) a certificate from the Secretary of State of the State of Delaware dated October 25, 2006, certifying that the Trust is in good standing under the laws of the State of Delaware; and (vi) a Certificate of the Secretary of the Trust dated October 25, 2006, with respect to certain resolutions and actions approved by the Board of Trustees of the Trust and the current effectiveness of the Declaration of Trust and By-Laws reviewed by us. We have also considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

The Prospectuses provide for issuance of the Shares from time to time at the net asset value thereof, plus any applicable sales charge. In connection with our giving this opinion, we have assumed that upon the sale of the Shares the Trust will receive the net asset value thereof.

We have also assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions and action items provided have been duly adopted by the Trustees; (iv) that the form of the Prospectuses when they become effective will be substantially the same as the form of the Prospectuses as filed; (v) that the Trust has not been dissolved; and (vi) no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.            The Trust is in good standing under the laws of the State of Delaware; and

2.            The Shares to be offered pursuant to the Prospectuses have been duly authorized for issuance and, when the Shares have been sold, issued and paid for pursuant to the terms, provisions and conditions of the Prospectuses, the Shares will be validly issued, fully paid and non assessable.

We express no opinion concerning the laws of any jurisdiction other than the State of Delaware, and our opinion is limited to the Delaware Statutory Trust Act.

Both the Delaware Statutory Trust Act and the Declaration of Trust provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Declaration of Trust also provides for indemnification out of property of each Fund for all loss and expense of any shareholder held personally liable for the obligations of that Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

We understand that you will rely on this opinion solely in connection with your opinion to be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to such use of this opinion and we also consent to the filing of this opinion with the Securities and Exchange Commission. In so consenting, we do not thereby admit to be within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP

KRAMER LEVIN NAFTALIS & FRANKEL LLP

October 26, 2006

Old Mutual Advisor Funds

4643 South Ulster Street, Suite 600

Denver, Colorado 80237

Re:	Old Mutual Advisor Funds

Dear Ladies and Gentlemen:

We have acted as counsel to you in connection with the issuance of an unlimited number of Initial Class and Service Class shares of beneficial interest, par value $0.001 per share (the “Shares”), of each of Old Mutual VA Asset Allocation Conservative Portfolio, Old Mutual VA Asset Allocation Balanced Portfolio, Old Mutual VA Asset Allocation Moderate Growth Portfolio, Old Mutual VA Asset Allocation Growth Portfolio, Old Mutual Analytic VA Defensive Equity Portfolio and Old Mutual Analytic VA Global Defensive Equity Portfolio (each a “Fund” and collectively, the “Funds”), each a series portfolio of Old Mutual Advisor Funds (the “Trust”), a statutory trust formed under the Delaware Statutory Trust Act. We understand that you will rely upon our opinion with respect to matters covered in this opinion in giving your opinion in connection with the filing of Post Effective Amendment No. 24 to the Registration Statement on Form N-1A (File Nos. 333-116057, 811-21587) (the “Registration Statement”), filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) a draft of the prospectuses for the Funds, which you have advised us are substantially in the form of prospectuses to be filed as part of the Registration Statement (the “Prospectuses”); (ii) the Agreement and Declaration of Trust of the Trust, as currently in effect (the “Declaration of Trust”); (iii) the By-Laws of the Trust, as currently in effect; (iv) the Certificate of Trust of the Trust, certified by the Secretary of State of the State of Delaware as of May 26, 2004; (v) a certificate from the Secretary of State of the State of Delaware dated October 23, 2006, certifying that the Trust is in good standing under the laws of the State of Delaware; and (vi) a Certificate of the Secretary of the Trust dated October 25, 2006 with respect to certain resolutions and actions approved by the Board of Trustees of the Trust and the current effectiveness of the Declaration of Trust and By-Laws reviewed by us. We have also considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

We have also assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to

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KL2:2471490.3

KRAMER LEVIN NAFTALIS & FRANKEL LLP

Old Mutual Advisor Funds

October 26, 2006

us; (iii) that any resolutions and action items provided have been duly adopted by the Trustees; (iv) that the form of the Prospectuses when they become effective will be substantially the same as the form of the Prospectuses as filed; (v) that the Trust has not been dissolved; and (vi) no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.            The Trust is in good standing under the laws of the State of Delaware; and

2.            The Shares to be offered pursuant to the Prospectuses have been duly authorized for issuance and, when the Shares have been sold, issued and paid for pursuant to the terms, provisions and conditions of the Prospectuses, the Shares will be validly issued, fully paid and non assessable.

Both the Delaware Statutory Trust Act and the Declaration of Trust provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Declaration of Trust also provides for indemnification out of property of each Fund for all loss and expense of any shareholder held personally liable for the obligations of that Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this

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KRAMER LEVIN NAFTALIS & FRANKEL LLP

Old Mutual Advisor Funds

October 26, 2006

letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 24 to the Trust’s Registration Statement on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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